Exhibit 99.1

Blue Buffalo to Participate in Barclays 2016 Global Consumer Staples Conference and Reaffirms Full Year Fiscal 2016 Outlook
Wilton, CT – September 7, 2016 – Blue Buffalo Pet Products, Inc. (the “Company”) (NASDAQ: BUFF) announced today that it will participate in the Barclays 2016 Consumer Staples Conference on Thursday, September 8, 2016 at 10:30 a.m. (Eastern Time). Representing the Company will be Kurt Schmidt, Chief Executive Officer, Billy Bishop, President and Chief Operating Officer, and Mike Nathenson, Executive Vice President and Chief Financial Officer.
The Company is also reaffirming its full year fiscal 2016 financial outlook. As previously stated, the Company expects to deliver net sales between $1,140 million and $1,150 million. The Company expects its gross margin to be about 44% for the year. Given this gross margin outlook, the Company will continue its planned investments in strategic initiatives and brand building. The Company expects its Adjusted Diluted Earnings Per Share to be between $0.74 and $0.76. The outlook for full year 2016 Adjusted Earnings Per Share excludes costs related to litigation and the Company's secondary public offering. The Company expects 2016 capital expenditures to be between $50 to $60 million. The full year 2016 effective tax rate is expected to be approximately 37.3%. Please refer to “Important Information Regarding Non-GAAP Financial Measures” in the second quarter earnings release dated August 10, 2016 for additional information regarding our Non-GAAP financial measures. A reconciliation of our expected Adjusted Diluted EPS to the closest corresponding GAAP financial measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to litigation expenses and secondary public offering costs excluded from this non-GAAP financial measure. We expect the variability of these changes to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
Webcast Information
A live webcast of the Company’s session at the Barclays 2016 Consumer Staples Conference can be accessed by a link on the Company’s website at http://ir.bluebuffalo.com, or by direct link at
https://cc.talkpoint.com/barc002/090616b_js/?entity=43_0PE0HRJ. Please note that participants will need to register in order to view the webcast.
About Blue Buffalo
Blue Buffalo, based in Wilton, CT, is the nation's leading natural pet food company, and provides natural foods and treats for dogs and cats under its BLUE Life Protection Formula, BLUE Wilderness, BLUE Basics, BLUE Freedom and BLUE Natural Veterinary Diet lines. Paying tribute to its founding mission, the Company, through the Blue Buffalo Foundation, is also a leading sponsor of pet cancer awareness and of critical studies of pet cancer, health, treatment and nutrition at top veterinary medical schools across the United States. For more information about Blue Buffalo, visit the Company’s website at www.BlueBuffalo.com.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of the Company's business, financial results, liquidity and capital resources and other non-historical statements, including the statements regarding the Company's full year 2016 financial outlook. You can identify these forward-looking statements by the use of words such as “outlook,” “forecast,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the pet food industry, macroeconomic factors beyond the Company’s control, competition for customers, risks related to the Company’s manufacturing and supply chain, the Company’s involvement in litigation with Nestlé Purina PetCare Company and related class action lawsuits, the success of the Company’s Heartland manufacturing facility, risk of disruption at the Company’s third party distribution centers, risks related to the Company’s expansion outside the United States, the Company’s ability to protect the Company’s intellectual property and that of third parties, performance of the Company's information technology systems, adverse litigation judgments or settlements and the Company’s indebtedness. Additional factors that could cause the Company's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Risk Factors" in the Company’s prospectus dated June 28, 2016, filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(4) of the Securities Act on June 29, 2016, as such risk factors may be updated from time to time in our periodic filings with the SEC, and which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
Contacts:
Investors & Financial Analysts
Michael Nathenson
EVP & CFO
203-665-3400
investors@bluebuff.com
Media
Phil Cheevers
VP, Communications
203-665-3234
media@bluebuff.com

3